EXHIBIT (a)(1)(E)

GUIDELINES FOR CERTIFICATION OF
TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payor — Social security numbers have nine digits separated by two hyphens (i.e., 000-00-0000). Employer identification numbers have nine digits separated by only one hyphen (i.e., 00-0000000). The table below will help determine the number to provide to the payer.

For this type of account:	Give the name and social security number of:	For this type of account:	Give the name and taxpayer identification number of:
1. Individual	The individual	6. Disregarded entity not owned by an individual	The owner

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7. A valid trust, estate, or pension trust	The legal entity(4)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	8. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation

4. (a) The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)	9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

4. (b) So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	10. Partnership or multi- member LLC 11. A broker or registered nominee	The partnership The broker or nominee

5. Sole proprietorship or disregarded entity owned by an individual	The owner(3)	12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

________

(1)      List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)      Circle the minor’s name and furnish the minor’s social security number.

(3)      You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or your taxpayer identification number (if you have one).

(4)      List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:   If more than one name is listed and no name is circled, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9, Cont.

Obtaining a Number

If you don’t have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at a local office of the Social Security Administration or the Internal Revenue Service or online at www.ssa.gov or www.irs.gov and apply for a number. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

Payees Exempt From Backup Withholding

Even if the payee does not provide a taxpayer identification number in the manner required, you are not required to backup withhold on any payments you make if the payee is:

Even if the payee does not provide a taxpayer identification number in the manner required, you are not required to backup withhold on any payments you make if the payee is:

•         An organization exempt from tax under Section 501(a), any individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•         The United States or any of its agencies or instrumentalities.

•         A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•         A foreign government or any of its political subdivisions, agencies, or instrumentalities.

•         An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

•         A corporation.

•         A foreign central bank of issue.

•         A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•         A futures commission merchant registered with the Commodity Futures Trading Commission.

•         A real estate investment trust (REIT).

•         An entity registered at all times during the tax year under the Investment Company Act of 1940.

•         A common trust fund operated by a bank under Section 584(a).

•         A financial institution.

•         A middleman known in the investment community as a nominee or custodian.

•         A trust exempt from tax under Section 664 or described in Section 4947.

Payments Exempt From Backup Withholding

Dividends and patronage dividends that generally are exempt from backup withholding include:

•         Payments to nonresident aliens subject to withholding under Section 1441.

•         Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•         Payments of patronage dividends not paid in money.

•         Payments made by certain foreign organizations.

•         Section 404(k) distributions made by an employee stock ownership plan (ESOP).

Interest payments that generally are exempt from backup withholding include:

•         Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a taxpayer identification number or has provided an incorrect taxpayer identification number.

•         Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

•         Payments described in Section 6049(b)(5) to nonresident aliens.

•         Payments on tax-free covenant bonds under Section 1451.

•         Payments made by certain foreign organizations.

•         Mortgage or student loan interest paid to you.

Other types of payments that generally are exempt from backup withholding include:

•         Wages.

•         Distributions from a pension, annuity, profit-sharing or stock bonus plan, any IRA, an owner-employee plan or other deferred compensation plan.

•         Distributions from a medical or health savings account and long-term care benefits.

•         Certain surrenders of life insurance contracts.

•         Gambling winnings if withholding is required under Section 3402(q). However, if withholding is not required under Section 3402(q), backup withholding applies if the payee fails to furnish a taxpayer identification number.

•         Real estate transactions reportable under Section 6045(e).

•         Cancelled debts reportable under Section 6050P.

•         Fish purchases for cash reportable under Section 6050R.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART II, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Internal Revenue Code of 1986, as amended.

Privacy Act Notice — Section 6109 of the Internal Revenue Code of 1986, as amended, requires you to give your correct taxpayer identification number to persons who must file information returns with the Internal Revenue Service to report, among other things, interest, dividends, and certain other income paid to you. The Internal Revenue Service uses the numbers for identification purposes and to help verify the accuracy of your tax return. The Internal Revenue Service may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 28% (or the then prevailing rate) of taxable interest, dividend and certain other payments to a payee who does not give a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties —

(1)      Penalty for Failure to Furnish Taxpayer Identification Number — If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)      Civil Penalty for False Information With Respect to Withholding — If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)      Civil and Criminal Penalties for False Information — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)      Misuse of Taxpayer Identification Numbers — If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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